UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 19, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2, 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 3.02              UNREGISTERED SALES OF EQUITY SECURITIES.

Subscription Agreement with Project Viking, L.L.C.

On May 19, 2011, Heron Lake BioEnergy, LLC (the “Company”) and Project Viking, L.L.C., a Minnesota limited liability company (“Project Viking”), entered into a subscription agreement (the “Subscription Agreement”).  Under the Subscription Agreement, Project Viking purchased from the Company and the Company sold to Project Viking 7,000,000 of its Class B capital units (the “Units”) at a purchase price of $0.50 per Unit for total gross proceeds to the Company of $3,500,000.  The purchase price for the Units was paid on May 19, 2011, and the Units were issued to Project Viking effective May 19, 2011.  All proceeds from the sale of the Units to Project Viking will be used toward general working capital and other corporate purposes.

The offer and sale of the Units to Project Viking was a transaction not registered under the Securities Act of 1933, as amended.  Based on the manner of sale of the Units and representations of Project Viking, which represented that it is an accredited investor and a resident of the State of Minnesota, the Company believes that the offer and sale of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) because (1) the offer and sale of the Units was a transaction by the Company not involving any public offering within the meaning of Section 4(2) of the Act, by virtue of Regulation D promulgated thereunder and (2) the Units were part of an issue offered and sold only to a person resident within the State of Minnesota, where the Company is a person resident and doing business within the State of Minnesota within the meaning of Section 3(a)(11) of the Act.

Guaranty of Indebtedness

Under the terms and conditions of the Subscription Agreement, and as a material part of the consideration for the Company’s acceptance of the Subscription Agreement, Project Viking agreed to guaranty the repayment and performance of up to $1,000,000 of indebtedness that lenders may provide to Agrinatural Gas, LLC, the pipeline company formed to construct, own, and operate a natural gas pipeline from an interconnection with the Northern Border interstate natural gas transmission line approximately seven miles southwest of Jeffers, Minnesota and terminating within the city limits of Heron Lake, Minnesota, which pipeline will provide natural gas to the Company’s ethanol production facility.  The Company owns 73% of Agrinatural Gas, LLC through the Company’s recently-formed wholly-owned subsidiary HLBE Pipeline Company, LLC.  As a condition to Project Viking’s financial guaranty, the indebtedness must be secured by a first lien on the assets of Agrinatural Gas, LLC and the financial guaranty must be on commercially reasonable terms acceptable to the lender, Project Viking and Agrinatural Gas, LLC, which acceptance will not be unreasonably withheld.  Under the Subscription Agreement, Project Viking also agreed that, notwithstanding any event that triggers Project Viking’s obligations under the financial guaranty (other than the bankruptcy of Agrinatural Gas, LLC), it will not accelerate the indebtedness or demand payment of the indebtedness, and instead will carry the indebtedness according to its original repayment terms.

In consideration of providing the financial guaranty up-front, the Company agreed that the terms of the Additional Unit Offer to existing unit holders referenced below will require unit holders who subscribe for additional units to also cover their pro rata share of the financial guaranty, pursuant to the procedures and terms of the Additional Unit Offer.  The aggregate amount of the financial guaranty to be shared in by unit holders who subscribe in the Additional Unit Offer shall be in the same proportion as the amount of the capital raised in the Additional Unit Offer bears to the total amount of capital raised from Project Viking’s investment under the Subscription Agreement and the Additional Unit Offer.

Consent and Approval of Additional Unit Offer

Under the terms of the Subscription Agreement, Project Viking also consented to and approved, and agreed to cause its appointed governors to consent to and approve, the Company’s offer and sale of up to 16,500,000 capital units to other existing unit holders at a price of $0.50 per unit (the “Additional Unit Offer”).  Project Viking’s consent and approval of the Additional Unit Offer is subject to the Company completing the offer and sale to Minnesota-resident unit holders by the earlier of 45 days following the next member meeting or October 31, 2011.  Under the terms of the Additional Unit Offer, no unit holder may purchase more than 77.73% of the units currently held by such unit holder in the Additional Unit Offer.  In addition, unit holders who subscribe for units will also be required to cover their pro rata share of the financial guaranty discussed above pursuant to agreed-upon subscription and escrow procedures.  In order to subscribe for units in the Additional Unit Offer, existing unit holders will be required to write a second check equal to 25% of their subscription amount, to be deposited into a separate escrow account established to cover the subscribers’ pro rata share of the financial guaranty.  The subscriber’s pro rata share of the financial guaranty will be based on the subscriber’s share of the total subscriptions received in the Additional Unit Offer.  The escrow account will be settled at the end of the Additional Unit Offer, once all subscribers’ actual aggregate share of the financial guaranty is determined, and any excess escrow funds deposited in the escrow account by subscribers will be returned promptly to subscribers.  Following settlement, the escrowed funds will remain in escrow pending the release of the financial guaranty.  Agrinatural Gas, LLC will make payments into the escrow account from time to time to enable the escrow account to pay subscribers interest on their pro rata share of the escrowed funds at the rate of 6% per annum.

Board Appointment Rights

Under the Company’s Member Control Agreement, Project Viking has certain appointment rights to the Company’s Board of Governors based on the number of units it owns.  As a result of the Subscription Agreement and the units issued thereunder, Project Viking owns approximately 43% of the units of the Company that are issued and outstanding and has the right to appoint four Governors to the Company’s Board of Governors under the Member Control Agreement.  The ownership percentage and appointment rights are before giving effect to any additional units issued pursuant to the Additional Unit Offer to be made to existing unit holders.  Notwithstanding this appointment right, pursuant to the terms of the Subscription Agreement, Project Viking agreed it will only appoint three Governors to the Board until the next annual or special member meeting of the Company, which will be held by August 31, 2011 or as soon as reasonably practicable after the SEC clears the proxy materials for such meeting.  Further, Project Viking agreed that all appointed Governors shall meet and perform the Governor qualifications and duties and obligations under and in accordance with the Member Control Agreement.

Under the terms of the Subscription Agreement, in exercise of its authority under the Member Control Agreement, the Board agreed to establish the number of Governors serving on the Board immediately following the next annual or special member meeting at nine (9) Governors, including appointed and elected Governors.  The Board also agreed to submit an amendment to the Member Control Agreement for approval at the next annual or special member meeting that establishes the number of Governors serving on the Board at nine (9) Governors, provided that the amendment must maintain a Board appointment right of one Governor for every 9% of units held.  Notwithstanding the foregoing appointment right or any provision in the Member Control Agreement to the contrary, Project Viking agreed that it will not be entitled to appoint a majority of the Governors to the nine-person Board unless it owns a majority of the units outstanding.  Further, Project Viking agreed that it will not be entitled to appoint five Governors if it holds 45% or more, but less than a majority, of the Company’s outstanding units.

Other than agreements with respect to the Subscription Agreement, there are no other agreements between the Company and Project Viking except the Member Control Agreement and other agreements applicable to members of the Company generally.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Subscription Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 3.02.

ITEM 5.02              DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Under the Company’s Member Control Agreement, a member is entitled to appoint one governor to the Company’s Board for every 9% of the Company’s outstanding units held by such member and its affiliates.  Project Viking has appointed two governors under this provision: David M. Reinhart and Matthew H. Sederstrom.  As discussed above in Item 3.02 of this Form 8-K, Project Viking agreed it will only appoint three governors to the Board until the next annual or special member meeting of the Company.  Under the Company’s Member Control Agreement, an appointed governor serves indefinitely at the pleasure of the member appointing him or her, so long as such member and its affiliates continue to hold a sufficient number of units to maintain the applicable appointment right, until a successor is appointed, or until the earlier death, resignation or removal of the appointed governor.

On May 24, 2011, Project Viking notified the Company that Matthew H. Sederstrom would no longer serve as its appointee to the Board of Governors of the Company and that Nick Bowdish would replace Mr. Sederstrom as its appointee to the Company’s Board.  Additionally, Project Viking appointed Steve Core to serve as the third governor appointee of Project Viking.  Neither Mr. Bowdish nor Mr. Core has been named to any committees of the Board of Governors.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
10.1	Subscription Agreement dated May 19, 2011 by and between Heron Lake BioEnergy, LLC and Project Viking, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:       May 25, 2011